================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 7, 2003


                        (Commission File Number) 0-25960


                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


          Kentucky                                            61-1256535
        (State of incorporation)                           (I.R.S. Employer
                                                         Identification Number)

                              1065 Burlington Pike
                            Florence, Kentucky 41042
              (Address of Registrant's principal executive office)

                                 (859) 371-2340
                         (Registrant's telephone number)

================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

On November 22, 2002, The Bank of Kentucky, Inc., a Kentucky state bank and wholly-owned subsidiary of The Bank of Kentucky Financial Corporation (the "Holding Company") completed its previously announced acquisition of certain assets and assumption of certain liabilities of Peoples Bank of Northern Kentucky, Inc. ("Peoples"), a Kentucky state bank. On December 9, 2002, the filing date for the original Form 8-K, it was impracticable for the Holding Company to provide financial statements and pro forma financial information required by Item 7(a) and Item 7(b). We are now amending the Form 8-K to provide the required financial statements and pro forma financial information in accordance with Item 7(a)(4) and Item 7(b)(2). We are also filing exhibits pursuant to item 7c.

     (a)  Financial Information of Assets Acquired and Assumed.

               Report of Independent Certified Public Accountants

               Financial Statements:

                 Statement of Assets and Liabilities Subject to Sale and Assumption

                 Statement of Income and Expenses Related to Assets and Liabilities Subject to Sale and Assumption

                 Statement of Comprehensive Income Related to Assets and Liabilities Subject to Sale and Assumption

                 Statement of Cash Flows related to Assets and Liabilities Subject to Sale and Assumption

                 Notes to Financial Statements

     (b)  Pro Forma Financial Information.

               Introduction to Pro forma Financial Statements

               Pro forma Condensed Combined Statements of Financial Condition

               Pro forma Condensed Combined Statements of Income for Nine Months Ended September 30, 2002

               Pro forma Condensed Combined Statements of Income for Twelve Months Ended December 31, 2001

               Notes to Pro forma Condensed Combined Financial Information

     (c)  Exhibits.
            4.1     Junior Subordinated Indenture between            Incorporated  by reference to Report on
                    The Bank of Kentucky Financial                   Form 8-K filed on November 22nd, 2002.
                    Corporation and The Bank of New York,
                    as trustee, dated as of November 14,
                    2002.

            4.2     Amended and Restated Trust Agreement             Incorporated  by reference to Report on
                    among The Bank of Kentucky Financial             Form 8-K filed on November 22nd, 2002.
                    Corporation, as depositor, The Bank
                    of New York, as Property Trustee, The
                    Bank of New York (Delaware), as
                    Delaware Trustee and the
                    Administrative Trustees named
                    therein, dated as of November 14,
                    2002.

            23      Consent of Grant Thornton, LLP


            99.1    Purchase and Assumption Agreement, by            Incorporated  by reference to Report on
                    and between The Bank of Kentucky,                Form 10-Q filed on November 14th, 2002.
                    Inc., as buyer, and Peoples Bank of
                    Northern Kentucky, Inc., as seller,
                    and Peoples Bancorporation of
                    Northern Kentucky, Inc., dated as of
                    September 24, 2002.

            99.2    Purchase Agreement among The Bank of             Incorporated  by reference to Report on
                    Kentucky Financial Corporation, The              Form 8-K filed on November 22nd, 2002.
                    Bank of Kentucky Capital Trust I and
                    Trapeza CDO I, LLC, dated as of
                    November 14, 2002.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Peoples Bank of Northern Kentucky

We have audited Peoples Bank of Northern Kentucky's statement of assets and liabilities subject to sale and assumption as of September 30, 2002, and the statements of income and expenses, comprehensive income and cash flows related to such assets and liabilities for the year ended September 30, 2002. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Peoples Bank of Northern Kentucky's statement of assets and liabilities subject to sale and assumption as of September 30, 2002, and the results of operations, comprehensive income and cash flows arising from such assets and liabilities for the year ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP


Cincinnati, Ohio
November 22, 2002

ITEM 7 (a)(4)

                        PEOPLES BANK OF NORTHERN KENTUCKY

       STATEMENT OF ASSETS AND LIABILITIES SUBJECT TO SALE AND ASSUMPTION

                            As of September 30, 2002
                                 (In thousands)

         ASSETS SUBJECT TO SALE
Cash and cash equivalents                                                       $    7,171

Investment securities designated as available for sale - at market                   2,505
Loans receivable - net                                                             147,936
Office premises and equipment                                                        9,567
Accrued interest receivable on loans                                                   789
Accrued interest receivable on investments                                              36
Other assets                                                                             1
                                                                                ----------

         Total assets subject to sale                                              168,005
                                                                                ----------

         LIABILITIES SUBJECT TO ASSUMPTION

Deposits
  Non-interest bearing                                                              21,274
  Interest bearing                                                                 140,259
Securities sold under agreements to repurchase                                         394
Advances from the Federal Home Loan Bank                                            15,000
Accrued interest payable                                                               808
Other liabilities                                                                       52
                                                                                ----------
         Total liabilities subject to assumption                                   177,787
                                                                                ----------

Net liabilities subject to assumption                                           $    9,782
                                                                                ==========

                        PEOPLES BANK OF NORTHERN KENTUCKY

       STATEMENT OF INCOME AND EXPENSES RELATING TO ASSETS AND LIABILITIES
                         SUBJECT TO SALE AND ASSUMPTION

                      For the year ended September 30, 2002
                                 (In thousands)

Interest income
  Loans, including fees                                                           $12,519
  Investment securities                                                               234
  Other                                                                               200
                                                                                  -------
         Total interest income                                                     12,953

Interest expense
  Deposits                                                                          4,607
  Borrowings                                                                          698
                                                                                  -------
         Total interest expense                                                     5,305
                                                                                  -------

         Net interest income                                                        7,648

Provision for losses on loans                                                         631
                                                                                  -------

         Net interest income after provision for losses on loans                    7,017

Other income
  Service charges on deposit accounts                                                 788
  Trust income                                                                        324
  Gain on sale of loans, net                                                          395
  Other operating                                                                     324
                                                                                  -------
         Total other income                                                         1,831

General, administrative and other expense
  Employee compensation and benefits                                                2,855
  Occupancy and equipment                                                             881
  Federal deposit insurance premiums                                                  127
  Data processing                                                                     400
  Franchise taxes                                                                     223
  Other operating                                                                   1,564
                                                                                  -------
         Total general, administrative and other expense                            6,050
                                                                                  -------

         Earnings related to assets and liabilities subject to sale and
           assumption before income tax expense                                     2,798

Income tax expense                                                                    951
                                                                                  -------

         NET INCOME RELATED TO ASSETS AND
           LIABILITIES SUBJECT TO SALE AND ASSUMPTION                             $ 1,847
                                                                                  =======

                        PEOPLES BANK OF NORTHERN KENTUCKY

                  STATEMENT OF COMPREHENSIVE INCOME RELATING TO
              ASSETS AND LIABILITIES SUBJECT TO SALE AND ASSUMPTION

                      For the year ended September 30, 2002
                                 (In thousands)

Net income related to assets and liabilities subject to sale and assumption       $1,847

Other comprehensive income (loss), net of tax:
  Unrealized holding losses on securities during the period,
    net of tax benefits of $33 for the year ended September 30, 2002                 (64)
                                                                                  ------

Comprehensive income related to assets and liabilities subject to sale
  and assumption                                                                  $1,783
                                                                                  ======

Accumulated comprehensive income related to assets and liabilities
  subject to sale and assumption                                                  $    5
                                                                                  ======

                        PEOPLES BANK OF NORTHERN KENTUCKY

            STATEMENT OF CASH FLOWS RELATED TO ASSETS AND LIABILITIES
                         SUBJECT TO SALE AND ASSUMPTION

                      For the year ended September 30, 2002
                                 (In thousands)

Cash flows from operating activities:
  Net income related to assets and liabilities subject to sale and
    assumption                                                              $  1,847
  Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
    Depreciation and amortization                                                474
    Amortization of premiums on investments, net                                   2
    Provision for losses on loans                                                631
    Origination of loans held for sale                                       (38,935)
    Proceeds from sale of loans                                               37,081
    Gain on sale of loans                                                       (395)
    Increase (decrease) in cash, due to changes in:
      Accrued interest receivable on loans                                       289
      Accrued interest receivable on investments                                  41
      Accrued interest payable                                                  (804)
                                                                            --------
         Net cash provided by operating activities                               231

Cash flows provided by (used in) investing activities:
  Maturities of investment securities designated as available for sale         2,002
  Purchases of investment securities designated as available for sale           (996)
  Sales of loan participations                                                21,705
  Loan disbursements                                                         (57,672)
  Principal repayments on loans                                               41,591
  Purchases of and additions to office premises and equipment                 (1,967)
                                                                            --------
         Net cash provided by investing activities                             4,663

Cash flows provided by (used in) financing activities:
  Net decrease in deposit accounts                                            (1,619)
  Net decrease in securities sold under repurchase agreements                   (926)
                                                                            --------
         Net cash used in financing activities                                (2,545)
                                                                            --------

Net increase in cash and cash equivalents                                      2,349

Cash and cash equivalents at beginning of year                                 4,822
                                                                            --------

Cash and cash equivalents at end of year                                    $  7,171
                                                                            ========

                        PEOPLES BANK OF NORTHERN KENTUCKY

            STATEMENT OF CASH FLOWS RELATED TO ASSETS AND LIABILITIES
                   SUBJECT TO SALE AND ASSUMPTION (CONTINUED)

                      For the year ended September 30, 2002
                                 (In thousands)

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
    Income taxes                                                                  $   781
                                                                                  =======

    Interest on deposits and borrowings                                           $ 6,109
                                                                                  =======

Supplemental disclosure of noncash investing and financing activities:
  Unrealized losses on securities designated as available for sale,
    net of related tax effects                                                    $   (64)
                                                                                  =======

                        PEOPLES BANK OF NORTHERN KENTUCKY

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES

     The accompanying statement of assets and liabilities subject to sale and assumption consists of all of the acquired operating assets and assumed liabilities (the "Operating Segment") of Peoples Bank of Northern Kentucky (the "Bank") that will be transferred to The Bank of Kentucky, Inc., a subsidiary of The Bank of Kentucky Financial Corporation, pursuant to a Purchase and Assumption Agreement ("Purchase Agreement") signed on September 26, 2002.

     The Operating Segment's specific assets acquired and liabilities assumed represent substantially all of the banking operations of Peoples Bank of Northern Kentucky and constitute a "business" as defined under Securities and Exchange Commission (the "SEC") Regulation S-X.

     The Operating Segment conducts a general banking business in northern Kentucky, which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Operating Segment's profitability is significantly dependent on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) and the interest expense paid on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Operating Segment can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

     The Operating Segment was formed by the Bank to facilitate execution of the above referenced Purchase Agreement. The Bank is subject to extensive litigation arising from a lending relationship with a troubled construction company and its affiliates. As a result, Bank management has excluded from the Operating Segment certain nonperforming loans, principally related to this lending relationship, as well as net assets necessary to wind up the business affairs of the Bank's parent company. In addition, Bank management has excluded from the Operating Segment's September 30, 2002 results of operations, interest and fees on loans not transferred, legal fees associated with the Bank's litigation and accrued expenses related to certain deposits that were alleged to have been misdirected by the construction company.

     The financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and general accounting practices within the financial services industry. In preparing financial statements in accordance with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

     The following is a summary of the Operating Segment's significant accounting policies, which have been applied in the preparation of the accompanying financial statements.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

     1. Investment and Mortgage-backed Securities

     Investments and mortgage-backed securities are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held to maturity are carried at cost only if the Company has the positive intent and ability to hold these securities to maturity. Trading securities and securities available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or shareholders' equity. At September 30, 2002, all investment securities had been designated as available for sale.

     Realized gains and losses on sales of securities are recognized using the specific identification method.

     2. Loans Receivable

     Loans receivable held in portfolio are stated at the principal amount outstanding. Interest is accrued as earned, unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off. If the ultimate collectibility of a loan is in doubt, in whole or in part, all payments received on nonaccrual loans are applied to reduce principal until such doubt is eliminated.

     Valuation allowances for estimated losses on loans are based on past loss experience, current trends in the level of delinquent and problem loans, loan concentrations to single borrowers, changes in the composition of the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in its primary lending areas. When the collection of a loan becomes doubtful, or otherwise troubled, a charge-off is recorded equal to the difference between the fair value of the property securing the loan and the loan's carrying value. Major loans, including development projects, and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses has been increased by a provision for loan losses and decreased by charge-offs (net of recoveries).

     Impaired loans are accounted for in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loan's observable market price or fair value of the collateral. The current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value.

     A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the investment in residential and consumer loans is considered to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the investment in commercial and commercial real estate loans, and its evaluation of impairment thereof, such loans are generally collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

     2. Loans Receivable (continued)

     Collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

     There were no impaired loans which were included in the Operating Segment's financial statements at September 30, 2002.

     3. Office Premises and Equipment

     Office premises and equipment are carried at cost and include expenditures, which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line and accelerated methods over the useful lives of the assets, estimated to be thirty to forty years for buildings, ten years for building improvements, five to ten years for furniture and equipment. An accelerated method is used for tax reporting purposes.

     4. Income Taxes

     Income taxes are accounted for pursuant to SFAS No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in net taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carry-forward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income.

     A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carry-forward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

     5. Benefit Plans

     A contributory 401(k) plan (the "Plan") is provided which covers substantially all employees of the Operating Segment. Contributions to the Plan are voluntary and are subject to matching. The expense related to the Plan totaled approximately $60,000 for the year ended September 30, 2002.

     6. Cash and Cash Equivalents

     Cash and cash equivalents includes cash and due from banks and deposits in other financial institutions with original maturities of less than 90 days.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

     7. Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value of financial instruments, both assets and liabilities, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

     The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

     The following methods and assumptions were used in estimating the fair value disclosures for financial instruments at September 30, 2002:

               Cash and cash equivalents: The carrying amounts presented in the statement of financial condition for cash and cash equivalents are deemed to approximate fair value.

               Investment securities: For investment securities, fair value is deemed to equal the quoted market price.

               Loans receivable: The loan portfolio has been segregated into categories with similar characteristics. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality.

               Deposits: The fair value of transactional and savings deposits is deemed to approximate the amount payable on demand at September 30, 2002. Fair values for fixed-rate certificates of deposit and IRAs have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

               Federal Home Loan Bank advances: The fair value of Federal Home Loan Bank advances has been estimated using discounted cash flow analysis, based on the interest rates currently offered for advances of similar remaining maturities.

               Securities Sold under Agreements to Repurchase: The fair value of securities sold under agreements to repurchase is deemed to approximate the amount payable on demand at September 30, 2002.

               Commitments to extend credit: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At September 30, 2002, the difference between the fair value and notional amount of loan commitments was not material.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

    7.  Fair Value of Financial Instruments (continued)

    Based on the foregoing methods and assumptions, the carrying value and fair value of financial instruments are as follows at September 30, 2002:

                                                                   Carrying            Fair
                                                                      value           value
                                                                         (In thousands)
    Financial assets
      Cash and cash equivalents                                    $  7,171        $  7,171
      Investment securities                                           2,505           2,505
      Loans receivable                                              147,936         148,495
                                                                   --------        --------

                                                                   $157,612        $158,171
                                                                   ========        ========

    Financial liabilities
      Deposits                                                     $161,533        $162,318
      Advances from the Federal Home Loan Bank                       15,000          14,997
      Securities sold under agreements to repurchase                    394             394
                                                                   --------        --------

                                                                   $176,927        $177,709
                                                                   ========         =======

    8.  Advertising

    Advertising costs are expensed when incurred. Advertising expense totaled approximately $50,000 for the year ended September 30, 2002.

NOTE B - INVESTMENT SECURITIES

    The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value of investment securities designated as available for sale at September 30, 2002, are as follows:

                                                                         Gross         Gross     Estimated
                                                       Amortized    unrealized    unrealized          fair
                                                            cost         gains        losses         value
                                                                            (In thousands)
    U.S. Treasury obligations                             $1,500        $    8        $    -        $1,508
    U.S. Government agency obligations                       997             -             -           997
                                                          ------        ------        ------        ------

         Total investment securities                      $2,497        $    8        $    -        $2,505
                                                          ======        ======        ======        ======

    All investment securities above mature in less than one year. Substantially all investments are pledged to secure public deposits, repurchase agreements, or other purposes as permitted or required by law.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE C - LOANS RECEIVABLE

    The composition of the loan portfolio at September 30, 2002 is as follows (in thousands):

    Commercial                                                     $  34,665
    Commercial real estate                                            74,007
    Residential                                                       14,914
    Residential construction                                           4,922
    Home equity                                                       10,827
    Consumer and other                                                 9,983
                                                                   ---------
                                                                     149,318

    Less:
      Allowance for loan losses                                       (1,382)
                                                                   ---------

                                                                   $ 147,936
                                                                   =========

    Historically, lending efforts have focused on commercial and commercial real estate loans, which comprise approximately $108.7 million, or 73%, of the total loan portfolio at September 30, 2002. Generally, such loans have been underwritten to provide for adequate collateral coverage in the event of default. Nevertheless, as with any lending institution, the Operating Segment is subject to the risk that commercial real estate values or economic conditions could deteriorate in its primary lending area of Northern Kentucky, thereby impairing the ability to collect loan balances or underlying collateral values. However, management is of the belief that commercial real estate values and economic conditions in the Operating Segment's primary lending area are presently stable.

    As discussed previously, whole loans and participating interests in loans have been sold in the secondary market. Historically, substantially all fixed-rate residential loans have been sold in the secondary market on a service-released basis. Participation loans sold and serviced for others total approximately $55.8 million at September 30, 2002.

NOTE D - ALLOWANCE FOR LOAN LOSSES

    The activity in the allowance for loan losses for the year ended September 30, 2002, is as follows (in thousands):

    Beginning balance related to loans subject to sale               $   992
    Provision for loan losses                                            631
    Charge-offs of loans - net                                          (241)
                                                                     -------

    Ending balance related to loans subject to sale                  $ 1,382
                                                                     =======

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE E - OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment subject to sale is comprised of the following at September 30, 2002 (in thousands):

    Land                                                             $  1,799
    Buildings and improvements                                          7,090
    Furniture and equipment                                             3,048
                                                                      -------
                                                                       11,937
    Less accumulated depreciation and amortization                     (2,370)
                                                                      -------

                                                                     $  9,567
                                                                      =======

    There are leases for three branch properties under operating leases with the option to renew for additional terms of five years. Total rental expense under these operating leases was approximately $63,000 for the year period ended September 30, 2002.

    Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of September 30, 2002, for each of the next three years in the aggregate are:

    Year ended September 30:

              2003                                                   $ 72,030
              2004                                                     50,400
              2005                                                      5,250
                                                                      -------

              Total                                                  $127,680
                                                                      =======

NOTE F - DEPOSITS

    Interest expense on deposits for the year ended September 30, 2002, is summarized as follows (in thousands):

    Transactional (money market, NOW, Super NOW)                     $    211
    Savings accounts                                                      313
    Certificates of deposit and IRAs                                    4,083
                                                                        -----

              Total                                                  $  4,607
                                                                        =====

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE F - DEPOSITS (continued)

    Maturities of outstanding certificates of deposit and IRAs at September 30, 2002 are summarized as follows (in thousands):

    Year ended September 30:

             2003                                                    $ 74,705
             2004                                                      29,262
             2005                                                       1,089
             2006                                                          96
             2007                                                          50
          Thereafter                                                      196
                                                                      -------

                                                                     $105,398
                                                                      =======

    At September 30, 2002, certificates of deposit and IRA accounts with balances greater than $100,000 totaled approximately $10.8 million. In addition to pledges of investment securities, the Company has obtained letters of credit with the Federal Home Loan Bank to secure public deposits. At September 30, 2002, these letters of credit totaled $2.0 million.

    Included in the totals for certificates of deposits are approximately $2.5 million of CDs that are deposits of other depository institutions obtained through a national marketing program.

NOTE G - ADVANCES FROM THE FEDERAL HOME LOAN BANK

    Advances from the Federal Home Loan Bank, collateralized at September 30, 2002 by pledges of residential mortgage loans totaling approximately $11.5 million and commercial real estate loans totaling approximately $13.1 million are summarized as follows (in thousands):

                                     Maturing year
Interest rate                     ending September 30,

    3.78 to 5.01%                         2011                       $ 15,000
                                                                     ========

    Weighted-average interest rate                                       4.52%
                                                                         ====

NOTE H - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    At September 30, 2002, securities sold under repurchase agreements totaled $394,000. Pledges of investments to secure these liabilities totaled $1.0 million at September 30, 2002.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE I - COMMITMENTS

   The Operating Segment is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the involvement in such financial instruments.

   Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The same credit policies are used in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

   At September 30, 2002, unused lines of credit under home equity loans, commercial real estate loans and commercial loans totaled approximately $13.9 million, $12.4 million and $12.7 million, respectively. Commitments under standby letters of credit totaled $7.5 million at September 30, 2002. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. In the opinion of management, all loan commitments equaled or exceeded prevalent market interest rates as of September 30, 2002, and will be funded from normal cash flow from operations.

NOTE J - RELATED PARTIES

   In the normal course of business, the Operating Segment has made loans to the Bank's directors, officers and their related business interests. In the opinion of management, such loans are consistent with sound lending practices and are within applicable regulatory lending limitations. Loans to officers, directors and related interests totaled approximately $9.5 million at September 30, 2002. Unused commitments to extend credit to these parties totaled $4.7 million at September 30, 2002.

   The Operating Segment also entered into non-loan transactions in the ordinary course of business during the year with parties controlled by, or otherwise associated with, certain directors of the Bank.

   These transactions include the following payments for the year ended September 30, 2002:

   Construction and design of branches                         $1.4 million
   Legal consultation                                              $270,000
   Insurance policies                                               $77,000

NOTE K - FEDERAL RESERVE BORROWER-IN-CUSTODY AGREEMENT

   The Operating Segment is a party to a "Letter of Agreement for Borrower-in-Custody" which provides for access to the Federal Reserve's "Discount Window" for liquidity purposes. As a result, a significant amount of the Operating Segment's loans have been pledged as collateral to secure the Agreement. At September 30, 2002, available borrowing from the Federal Reserve totaled $14.7 million and pledges to secure the borrowing agreement included approximately $3.6 million of consumer loans and $25.9 million of commercial loans.

                        PEOPLES BANK OF NORTHERN KENTUCKY

                               September 30, 2002

NOTE L - SALE OF OPERATING SEGMENT

On November 22, 2002, the Purchase Agreement was consummated. Pursuant to the Agreement all of the Operating Segment's assets and liabilities were transferred to the Bank of Kentucky, Inc. on that date.

ITEM 7 (b)(2)

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

THE BANK OF KENTUCKY FINANCIAL CORPORATION AND THE OPERATING SEGMENT ACQUIRED FROM PEOPLES BANK OF NORTHERN KENTUCKY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical statements of The Bank of Kentucky Financial Corporation (Bank of Kentucky) and all of the acquired operating assets and assumed liabilities (the "Operating Segment") of Peoples Bank of Northern Kentucky and give effect to the acquisition accounted for under the purchase method of accounting. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of the Operating Segment are recorded at estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets is recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expensed over the estimated remaining lives of the related assets and liabilities. Goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2002, and the unaudited pro forma condensed combined statements of income for the nine months ended September 30,2002 and the year ended December 31, 2001 have been prepared to reflect The Bank of Kentucky's acquisition of the Operating Segment as if the acquisition had occurred on September 30, 2002 with respect to the balance sheet and as of January 1 with respect to each of the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of income are not necessarily indicative of the results of operations that would have occurred had the mergers been effective at the beginning of the periods indicated, or of the future results of operations of the Bank of Kentucky. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of the Bank of Kentucky and the Operating Segment.

                   The Bank of Kentucky Financial Corporation
         Pro forma Condensed Combined Statements of Financial Condition
                            As of September 30, 2002
                              Dollars in thousands
                                   (Unaudited)

                                                                      Acquired Operating
                                                           Bank of    Segment at date of      Pro Forma     Pro Forma
                                                          Kentucky     Purchase 11/22/03    Adjustments      Combined
                                                          --------    ------------------    -----------     ---------
Assets
------
Cash and cash equivalents                                 $ 29,702                7,900       2,986 /(1)/     57,102
                                                                                             17,000 /(2)/
                                                                                               (250)/(3)/
                                                                                               (236)/(4)/
Available-for-sale securities                               32,918                2,998           0           35,916
Held-to-maturity securities                                 15,914                    0           0           15,914
Loans held for sale                                          6,042                2,446           0            8,488
Loans, net of allowance                                    452,653              136,357       1,527 /(5)/    590,537
Premises and equipment, net                                  5,696                9,520         819 /(6)/     16,035
FHLB stock, at cost                                          3,717                    0           0            3,717
Customer Relationship Intangible                                 0                    0       2,045 /(7)/      2,045
Core Deposit Intangible                                          0                    0       2,864 /(8)/      2,864
Goodwill                                                         0                    0       9,294 /(9)/      9,294
Accrued interest receivable and other assets                 7,031                1,132         236 /(4)/      8,399
                                                          --------            ---------     -------         --------
  Total assets                                            $553,673            $ 160,353     $36,285         $750,311
                                                          ========            =========     =======         ========

Liabilities & Shareholders' Equity

Liabilities
Deposits                                                  $478,936              161,112         656 /(5)/    640,704
Short-term borrowings                                        5,302                  736           0            6,038
Long-term borrowings                                         9,426               15,000       1,201 /(5)/     25,627
Guaranteed preferred beneficial interests                        0                    0      17,000 /(2)/     17,000
Accrued interest payable & other liabilities                 3,938                  933           0            4,871
                                                          --------            ---------     -------         --------
  Total liabilities                                        497,602              177,781      18,857          694,240

Shareholders' Equity
Common stock                                                 3,098                    0           0            3,098
Additional paid-in capital                                  10,308                    0           0           10,308
Retained earnings                                           42,265                    0           0           42,265
Accumulated other comprehensive income                         400                    0           0              400
                                                          --------            ---------     -------         --------
   Total shareholder's equity                               56,071                    0           0           56,071
                                                          --------            ---------     -------         --------
Total liabilities & shareholders' equity                   553,673              177,781      18,857          750,311
                                                          --------            ---------     -------         --------

Net Liabilities Assumed                                          0              (17,428)     17,428                0

Total liabilities & shareholders' equity &
& Net Liabilities Assumed                                 $553,673            $ 160,353     $36,285         $750,311
                                                          =========           =========     =======         ========

                   The Bank Of Kentucky Financial Corporation
                Pro Forma Condensed Combined Statements of Income
                    For Nine Months Ended September 30, 2002
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                         Acquired
                                                         Bank of        Operating          Pro forma            Pro forma
                                                        Kentucky          Segment        Adjustments             Combined
                                                        --------     ------------     --------------         ------------
INTEREST INCOME
      Loans, including related fees                   $   22,632        $   9,025         $    (476)/(10)/     $   31,409
                                                                                               (364)/(11)/
                                                                                                592 /(12)/
      Securities and other                                 1,991              322                 -                 2,313
                                                      ----------        ---------         ---------            ----------
           Total interest income                          24,623            9,347              (248)               33,722

INTEREST EXPENSE
     Deposits                                              8,210            3,296              (328)/(10)/         11,178
     Borrowings                                              507              520              (180)/(10)/            847
     Guaranteed preferred beneficial interests                 0                0               605 /(12)/            605
                                                      ----------        ---------         ---------            ----------
          Total interest expense                           8,717            3,816                97                12,630
                                                      ----------        ---------         ---------            ----------

Net interest income                                       15,906            5,531              (345)               21,092
Provision for loan losses                                   (900)            (260)                                 (1,160)
                                                      ----------        ---------                              ----------
Net interest income after
     provision for loan losses                            15,006            5,271              (345)               19,932

NON-INTEREST INCOME
     Service charges and fees                              1,891              545                                   2,436
     Gain/(loss) on sale of securities                       113                0                                     113
     Gain on sale of real estate loans                       744              237                                     981
     Other                                                   935              536                                   1,471
                                                      ----------        ---------                              ----------
          Total non-interest income                        3,683            1,318                 0                 5,001

NON-INTEREST EXPENSE
     Salaries and employee benefits                        4,555            2,165                                   6,720
     Occupancy and equipment                               1,538              689                15 /(13)/          2,242
     Data processing                                         695              308                                   1,003
     Advertising                                             275               42                                     317
     Core Deposit Amortization                                 0                0               265 /(14)/            265
     Customer Loan Relationship Amortization                   0                0               219 /(15)/            219
     Other                                                 2,522            1,433                35 /(16)/          3,990
                                                      ----------        ---------         ---------            ----------
          Total non-interest expense                       9,585            4,637               534                14,756
                                                      ----------        ---------         ---------            ----------

INCOME BEFORE INCOME TAXES                                 9,104            1,952              (879)               10,177
     Less:  income taxes                                   2,970              687              (299)/(17)/          3,358
                                                      ----------        ---------         ---------            ----------
NET INCOME                                            $    6,134            1,265              (580)                6,819
                                                      ==========        =========         =========            ==========
Earnings per share                                    $     1.03                                               $     1.14
Earnings per share, assuming dilution                 $     1.02                                               $     1.14

Weighted Average Shares Outstanding                    5,963,501                                                5,963,501
Basic Diluted Weighted Average
   Shares Outstanding:                                 5,996,193                                                5,996,193

                   The Bank Of Kentucky Financial Corporation
                Pro Forma Condensed Combined Statements of Income
                    For Twelve Months Ended December 31, 2001
                (Dollars in thousands, except as per share data)
                                   (Unaudited)

                                                                                     Acquired
                                                                    Bank of         Operating         Pro Forma         Pro Forma
                                                                   Kentucky           Segment       Adjustments          Combined
                                                                -----------       -----------    --------------       -----------
INTEREST INCOME
      Loans, including related fees                              $   32,773            14,445              (635)/(10)/     46,883
                                                                                                           (489)/(11)/
                                                                                                            789/(12)/

      Securities and other                                            3,310               544                 -             3,854
                                                                 ----------        ----------         ---------        ----------
           Total interest income                                     36,083            14,989              (335)           50,737

INTEREST EXPENSE
      Deposits                                                       16,561             6,398              (438)/(10)/     22,521
      Borrowings                                                        854               720              (240)/(10)/      1,334
      Guaranteed preferred beneficial interests                           -                 -               808 /(12)/        808
                                                                 ----------        ----------         ---------        ----------
           Total interest expense                                    17,415             7,118               130            24,663
                                                                 ----------        ----------         ---------        ----------

Net interest income                                                  18,668             7,871              (465)           26,074

Provision for loan losses                                              (781)             (371)                -            (1,152)
                                                                 ----------        ----------         ---------        ----------
Net interest income after
      provision for loan losses                                      17,887             7,500              (465)           24,922

NON-INTEREST INCOME
      Service charges and fees                                        1,959               737                               2,696
      Gain/(loss) on sale of securities                               1,015                 0                               1,015
      Gain on sale of real estate loans                                  93               433                                 526
      Other                                                           1,279               578                 -             1,857
                                                                 ----------        ----------         ---------        ----------
           Total non-interest income                                  4,346             1,748                 0             6,094

NON-INTEREST EXPENSE
      Salaries and employee benefits                                  5,475             2,645                               8,120
      Occupancy and equipment                                         2,001               655                20/(13)/       2,676
      Data processing                                                   857               377                               1,234
      Advertising                                                       367                35                                 402
      Core Deposit Amortization                                           0                 0               353/(14)/         353
      Customer Loan Relationship Amortization                             0                 0               292/(15)/         292
      Other                                                           3,154             1,603                47/(16)/       4,804
                                                                 ----------        ----------         ---------        ----------
           Total non-interest expense                                11,854             5,315               712            17,881
                                                                 ----------        ----------         ---------        ----------

INCOME BEFORE INCOME TAXES                                           10,379             3,933            (1,177)           13,135
      Less:  income taxes                                             3,310             1,361              (400)/(17)/      4,271
                                                                 ----------        ----------         ---------        ----------
NET INCOME                                                       $    7,069             2,572              (777)            8,864
                                                                 ==========        ==========         =========        ==========
Earnings per share                                               $     1.16                                            $     1.46
Earnings per share, assuming dilution                            $     1.15                                            $     1.44

Weighted Average Shares Outstanding                               6,092,027                                             6,092,027
Basic Diluted Weighted Average Shares Outstanding:                6,164,836                                             6,164,836

Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTE 1 - BASIS OF PRESENTATION
     The purchased Operating Segment consists of the acquired operating assets and assumed liabilities of Peoples Bank of Northern Kentucky. The acquired operating asset and assumed liabilities represented substantially all of the banking assets and liabilities of Peoples. Excluded from the purchase and the operating segment are certain nonperforming loans, principally related to one troubled loan concentration, interest and few on loans on acquired, legal fees associated with certain litigation, and other expenses related to certain checks which were alleged to have been misdirected.

     The transaction has been accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of the Operating Segment have been marked to estimated fair value based upon conditions as of November 22, 2002. In addition, pro forma adjustments have been included to give effect to events that are directly attributable to the transaction and expected to have a continuing impact on the combined company. Pro forma adjustments for the pro forma condensed combined statements of income include amortization of core deposit intangible, amortization of customer relationship intangible, depreciation, the effect of the trust preferred security issued and other adjustments based on the allocated purchase price of the transaction. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the transaction taken place at the beginning of the periods presented.

NOTE 2 - PRO FORMA ADJUSTMENTS

(1) To record the cash received from Peoples Bank of Northern Kentucky at closing.

       Net Liabilities Assumed                                                  17,428
       Less Adjustment for loan loss allowance on acquired Loans                (1,382)
       Add Adjustment for deferred taxes on loan loss allowance acquired           470
       Less contractual acquisition price                                      (13,530)
                                                                              --------
       Cash received                                                             2,986
                                                                              ========

(2)    To record the issuance of the trust preferred securities.

(3)    To record transaction costs.

(4)    To record costs of issuing trust preferred securities.

(5) To adjust interest-earning assets and interest-bearing liabilities acquired to estimated fair value.

(6)    To record premises and equipment at estimated fair value.

(7)    To record the customer relationship intangible.

(8)    To record the core deposit intangible.

(9) To record goodwill for the cost of the purchase over the estimated fair value of the transaction.

           Net Liabilities Assumed                                                 17,428
           Less Cash received at closing                                           (2,986)
           Adjustment for loan loss allowance on acquired Loans                    (1,382)
           Adjustment for deferred taxes on loan loss allowance acquired              470
                                                                                 --------
                Total Acquisition Price                                            13,530

                Add transaction costs                                                 250
                                                                                 --------
           Total Purchase Price to be allocated                                    13,780
                                                                                 ========

           Allocated to:
               Core Deposit Intangible                                             (2,864)
               Customer loan relationship Intangible                               (2,045)
               Adjustment for Fair Value of Loans                                  (1,527)
               Adjustment for loan loss allowance on acquired Loans                 1,382
               Adjustment for deferred taxes on loan loss allowance acquired         (470)
               Adjustment for fair value of premises and equipment                   (819)
               Adjustment for fair value of deposits                                  656
               Adjustment for fair value of borrowings                              1,201
                                                                                 --------
           Total Allocations                                                       (4,486)
                                                                                 --------
           Goodwill                                                                 9,294
                                                                                 ========

(10) To record the effect of amortization of purchase accounting adjustments.

(11) Interest foregone on the net cash effect of the transaction at a rate of 4.64%. The 4.64% is the rate paid on investment securities at the transaction date.

               Net cash effect:
               Net acquisition price        13,530
               Less Cash received           (2,986)
                                           -------
               Net cash effect:             10,544
                                           =======

(12) To record the interest expense of the trust preferred security at a rate of 4.75% (floats at libor + 3.35 basis points) and interest rate of income from the investments of the proceeds in securities with a rate of 4.64%.

(13) To record amortization of purchase accounting adjustments for premises and equipment.

(14) To record the amortization of core deposit intangible.

(15) To record the amortization of customer loan relationship intangible.

(16) To record the amortization of trust preferred security issuance cost.

(17) To record the tax effects of the pro forma adjustments at 34%.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date: February 7, 2003


                                   THE BANK OF KENTUCKY FINANCIAL CORPORATION

                                   By: /s/ Robert W. Zapp
                                      -------------------
                                      Name: Robert W. Zapp
                                      Title: President & CEO